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                                                                           23.2

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration
Statement of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) (the "Company") on Form S-1 of our report dated July 18, 1997, on the consolidated financial statements of Strategic Data Systems, Inc. and subsidiary, appearing in Registration Statement No. 333-47413 on Form S-1 of the Company dated March 6, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Fort Worth, Texas
March 27, 1998